UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2011

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 30, 2011, Morgan Stanley (the “Company”) and Mitsubishi UFJ Financial Group, Inc. (“MUFG”) completed the conversion of all of MUFG’s shares of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”) into common stock of the Company.  In connection with the conversion, the Company and MUFG entered into a second amendment to the Investor Agreement dated as of October 13, 2008 (the “Amended Investor Agreement”).

Pursuant to the Amended Investor Agreement, on July 20, 2011 the Board of Directors of the Company (the “Board”) increased the number of directors on the Board from 13 to 14 and elected Ryosuke Tamakoshi to the Board.  Mr. Tamakoshi is a senior advisor of The Bank of Tokyo-Mitsubishi UFJ, Ltd., a position he assumed in June 2010.  Mr. Tamakoshi served as a Chairman of Mitsubishi UFJ Financial Group from October 2005 to June 2010 and a Deputy Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd. from January 2006 to March 2008.  Before the merger between former Mitsubishi Tokyo Financial Group and UFJ Holdings, Mr. Tamakoshi was a President & CEO of UFJ Holdings, Inc. and also a Chairman of UFJ Bank, Ltd.  Mr. Tamakoshi began his professional career at The Sanwa Bank, one of the legacy banks of The Bank of Tokyo-Mitsubishi UFJ, Ltd., in 1970 and has over 40 years of experience in the banking industry.

Mr. Tamakoshi has been appointed to the Operations and Technology Committee of the Board.  At the present time, Mr. Tamakoshi will not receive any compensation for serving as a director.

The Company engages in transactions in the ordinary course of business with MUFG and certain of its affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management and other financial services transactions. Such transactions are on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.  As part of the global strategic alliance between MUFG and the Company, on May 1, 2010, the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“MUMSS”). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (“MSMS”), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the “Joint Venture”). MSMS continues its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 20, 2011, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Series B Preferred Stock, which was converted into common stock of the Company on June 30, 2011, as previously disclosed.  The Certificate of Elimination (a) eliminated the previous designation of 7,839,209 shares of Series B Preferred Stock, none of which were outstanding at the time of filing, (b) upon such elimination, caused such shares of Series B Preferred Stock to resume their status as undesignated shares of preferred stock of the Company, and (c) eliminated from the Amended and Restated Certificate of Incorporation of the Company all references to the Series B Preferred Stock.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Elimination of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	July 20, 2011	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary